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NEWS RELEASE                                                     NORTEL NETWORKS

www.nortelnetworks.com

                                                                    Exhibit 99.4


FOR IMMEDIATE RELEASE                                AUGUST 8, 2001


For more information:

Business media:                                      Investors:
David Chamberlin                                     888-901-7286
972-685-4648                                         905-863-6049
ddchamb@nortelnetworks.com                           investor@nortelnetworks.com

NORTEL NETWORKS EXPECTS TO RAISE US$1 BILLION THROUGH CONVERTIBLE SENIOR NOTE OFFERING

TORONTO -- Nortel Networks* Corporation [NYSE/TSE:NT] today announced its intention to make a private offering of convertible senior notes, subject to market and other conditions. Nortel Networks Corporation expects to raise US$1 billion through this transaction and intends to lend all or substantially all of the proceeds from the placement of the notes to its principal direct operating subsidiary, Nortel Networks Limited. Nortel Networks Limited will use the proceeds for its general corporate purposes and those of its subsidiaries. The notes will be convertible into common shares of Nortel Networks Corporation and will be guaranteed by Nortel Networks Limited.

Concurrent with the filing today of their Quarterly Reports on Form 10-Q for the quarter ended June 30, 2001, Nortel Networks Corporation and Nortel Networks Limited are filing Current Reports on Form 8-K which make available consolidated financial information, including audited consolidated financial statements for the years ended December 31, 2000, 1999, and 1998 and unaudited consolidated financial statements for the quarters ending March 31, 2001 and 2000, restated solely to reflect the treatment of certain businesses as discontinued operations as originally announced by the companies on June 15, 2001. These consolidated financial statements replace the corresponding historical financials of Nortel Networks Corporation and Nortel Networks Limited included in their Annual Reports on Form 10-K for the year ended December 31, 2000 and their Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001.

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The convertible senior notes will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended. The convertible senior notes, the related guarantee and the common shares issuable upon conversion of the notes have not been registered under the Securities Act. Unless and until so registered, the convertible senior notes, the related guarantee and the common shares issuable upon conversion of the notes may not be offered or sold in the United States or to or for the benefit of U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This news release shall not constitute an offer to sell or the solicitation of an offer to buy the convertible senior notes, the related guarantee and the common shares issuable upon conversion of the notes, nor shall there be any sale of the convertible senior notes, the related guarantee and the common shares issuable upon conversion of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Nortel Networks is a global leader in networking and communications solutions and infrastructure for service providers and corporations. The Company is at the forefront of transforming how the world communicates, exchanges information and profits from the high-performance Internet through capabilities spanning the Optical Internet, Wireless Internet, Intelligent Internet and IP (Internet Protocol) technologies and services. Nortel Networks does business in more than 150 countries and can be found on the Web at www.nortelnetworks.com.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees including at the most senior management levels; fluctuations in cash flow, the level of outstanding debt and debt ratings; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks Corporation and Nortel Networks Limited with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks Corporation and Nortel Networks Limited disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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*Nortel Networks, the Nortel Networks logo and the Globemark are trademarks of
Nortel Networks.